UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):January 22, 2009
GEVITY HR, INC.
(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)
9000 Town Center Parkway
Bradenton, Florida 34202
(Address of principal executive offices / Zip Code)
(941) 741-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On January 22, 2009, Gevity HR, Inc. (the “Company”) issued a press release announcing that it received a return of $26.6 million of excess workers’ compensation collateral from AIG Commercial Insurance (“AIGCI”). This return of collateral, previously reported by the Company on December 11, 2008, relates to the Company’s workers’ compensation policy years 2000 to 2002.
This return of excess collateral, along with other recently reported workers’ compensation program cash flow events, have further strengthened the Company’s cash and liquidity position. As of today’s date, the Company has no outstanding balance on its revolving credit facility and management anticipates no material sustained borrowing position on this facility for the foreseeable future.
The Company also indicated that its evaluation of strategic alternatives to enhance shareholder value is ongoing.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.
The information in this Current Report on Form 8-K and the Exhibit furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.
99.1 Press Release dated January 22, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC. (Registrant)
Dated: January 22, 2009	By:	/s/ Edwin E. Hightower, Jr
	Name:	Edwin E. Hightower, Jr.
	Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated January 22, 2009.